You are cordially invited to an analyst and investor event sponsored by

COLUMBIA
LABORATORIES, INC.
(Nasdaq: CBRX)

Please join us for an in-depth presentation entitled Changing the Practice of Medicine, highlighting the Company's current efforts in infertility, the background and status of its late-stage development project targeted at reducing the number of pre-term births, and followed by an update on the Company's strategy and plan going forward.  This program will feature presentations by medical experts as well as Columbia's management team followed by a question and answer session with the speakers.  Breakfast will be served.

For those who will be unable to attend the presentation, it will also be webcast.

Date:            Thursday, January 28, 2010
Location:    The Grand Hyatt of NYC
                     109 East 42nd Street
     Park Avenue at Grand Central
     New York City

Time:  8:30 a.m. – 11:30 a.m. Presentations begin at 9:00 a.m.

Invited Guest Speakers include:
•	Brian M. Berger, MD, Boston IVF, Inc. Harvard Medical School, Waltham, Massachusetts
•	Kaylen M. Silverberg, MD, Medical Director, Texas Fertility Center, Austin, Texas
•	Elena Hasina Yanushpolsky, MD, Assistant Professor of Obstetrics, Gynecology and Reproductive Biology, Harvard Medical School, Waltham, Massachusetts
•
Michael G. Ross, MD, MPH, Professor of Obstetrics and Gynecology and Public Health, David Geffen School of Medicine at UCLA and UCLA School of Public Health, Chair, Department of Obstetrics and Gynecology, Harbor-UCLA Medical Center, Torrance, California

•	Eduardo Borges Fonseca, MD, Professor of Obstetrics and Gynecology, Federal University of Paraiba Brazil

For additional information and to RSVP, please contact:

Melody A. Carey
Rx Communications Group, LLC
917-322-2571
mcarey@rxir.com